ISORAY, INC.

2014 EMPLOYEE STOCK OPTION PLAN

1.           Establishment, Purpose and Term of Plan.

1.1           Establishment. This IsoRay, Inc. 2014 Employee Stock Option Plan (the "Plan") is hereby established effective as of January 16, 2014 (the "Effective Date").

1.2           Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3           Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company. The Company intends that the Plan comply with Section 409A of the Code, including any amendments or replacements of such section, and the Plan shall be so construed.

2.           Definitions and Construction.

2.1           Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)          "Affiliate" means (i) an entity, other than a Parent Corporation, that directly, or indirectly, through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)          "Assumed " means that pursuant to a Corporate Transaction either (i) an Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its parent in connection with the Corporate Transaction, with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the Award and the exercise or purchase price thereof, which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction, as determined in accordance with the instruments evidencing the agreement to assume the Award.

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(c)          "Award" means an Option granted under the Plan.

(d)          "Award Agreement" means an Option Agreement, as the case may be.

(e)          "Board" means the Board of Directors of the Company. If the Committee has been appointed by the Board to administer the Plan, "Board" also means such Committee.

(f)          "Cause" means, with respect to a Participant and unless otherwise defined by the Participant's Award Agreement or contract of employment or service, any of the following: (1) the Participant's actual or attempted theft, dishonesty, or falsification of any Participating Company documents or records or other misconduct in the performance of his or her duties (including, but not limited to, violation of Company policies, workplace rules, standards of conduct, or breaches of loyalty); (2) the Participant's disclosure of or improper use of a Participating Company's confidential or proprietary information; (3) any action by the Participant which has a material detrimental effect on a Participating Company's reputation or business; (4) the Participant's repeated failure, neglect or inability to perform any assigned duties; (5) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (6) the Participant's commission or conviction (including any plea of guilty or nolo contendere) of any felony or other crime involving fraud, dishonesty or moral turpitude. A Participant who agrees to resign his affiliation with a Participant Company in lieu of being terminated for Cause may, at the Board's discretion, be deemed to have been terminated for Cause for purposes of the Plan.

(g)          "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(h)          "Committee" means the compensation committee or other committee of the Board appointed to administer the Plan and having such powers as shall be specified by the Board, provided that unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. To the extent required by applicable regulations under Section 162(m) of the Code, the Committee shall be comprised of two or more "outside directors" (as defined in applicable regulations thereunder) who, to the extent required by Rule 16b-3, or any successor provision, shall be non-employee directors within the meaning of such Rule.

(i)          "Company" means IsoRay, Inc., a Minnesota corporation, or any successor corporation thereto.

(j)          "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

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(k)          "Corporate Transaction" means any of the following transactions:

(i)          a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)         the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)        the complete liquidation or dissolution of the Company;

(iv)         any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Board determines not to be a Corporate Transaction; or

(v)          acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities, but excluding any such transaction or series of related transactions that the Board determines shall not be a Corporate Transaction.

(l)          "Director" means a member of the Board or of the board of directors of any other Participating Company.

(m)         "Disability" means a mental or physical condition that the Board determines in its judgment, and based on such evidence as it deems appropriate, renders the Participant unable to perform, with or without reasonable accommodations, the major duties of the Participant's position with the Participating Company Group, and which is expected to be permanent or of indefinite duration; provided that, for purposes of the exercise of an incentive stock option, it shall mean a total and permanent disability within the meaning of Code Section 22(e)(3).

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(n)          "Employee" means any individual that is an employee (including an Officer or a Director who is also treated as an employee) of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Board shall determine in its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Board's determination, all such determinations shall be final, binding and conclusive, notwithstanding that the Board or any court of law or governmental agency may subsequently make a contrary determination.

(o)          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(p)          "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)          If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii)         If the Stock is not listed on an established stock exchange or national market system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(iii)        If, on such date, the Stock is not listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to compliance with Section 409A of the Code.

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(q)           "Good Reason" means, with respect to a Participant and unless otherwise defined by the Participant's Award Agreement or contract of employment or service, the occurrence after a Corporate Transaction of any of the following events or conditions, unless consented to by the Participant (and the Participant shall be deemed to have consented to any such event or condition unless he or she provides written notice of his or her non-acquiescence within 30 days of the effective time of such event or condition):

(i)          a change in the Participant's responsibilities or duties, which represents a material and substantial diminution in the Participant's responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction;

(ii)         a reduction in the Participant's base salary to a level at least twenty percent (20%) below Participant's base salary in effect at any time within twelve (12) months preceding the consummation of a Corporate Transaction; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Participant's by the same percentage amount shall not constitute such a salary reduction; or

(iii)        requiring the Participant to be based at any place outside a 50-mile radius from the Participant's job location or residence prior to the Corporate Transaction, except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction.

(r)          "Incentive Stock Option" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(s)          "Insider" means an Officer, a member of the Board or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(t)          "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(u)          "Officer" means any person designated by the Board as an officer of the Company.

(v)          "Option" means a right granted under Section 6 to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(w)          "Option Agreement" means the written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Option granted to the Participant and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of "Notice of Grant of Stock Option" and a form of "Stock Option Agreement" incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

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(x)          "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

(y)          "Participant" means any eligible person who has been granted one or more Awards.

(z)          "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

(aa)         "Participating Company Group" means, at any point in time, all corporations, collectively, that are then Participating Companies.

(bb)         "Replaced" means that pursuant to a Corporate Transaction an Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or parent of either of them, which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Board and its determination shall be final, binding and conclusive.

(cc)         "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(dd)         "Securities Act" means the Securities Act of 1933, as amended.

(ee)         "Service" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee or a Consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day following the commencement of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant's right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Option Agreement or Stock Purchase Agreement. Except as otherwise provided by the Board, in its discretion, the Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Board, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of and reason for such termination for purposes of the Plan.

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(ff)         "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(gg)          "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

(hh)         "Ten Percent Stockholder" means a person who, at the time an Award is granted to such person, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.           Administration.

3.1           Administration of the Plan. The Plan shall be administered by the Board until the Committee has been appointed by the Board, and upon such appointment and in accordance with Sections 2.1(e) and (h) hereof, the Committee shall administer the Plan in lieu of the Board and have all of the powers of the Board granted herein (unless specifically limited by the Board), including, without limitation, the powers set forth in Section 3.2 of this Plan; provided, however, and notwithstanding the foregoing or anything herein which may be construed as being to the contrary, the Board exclusively shall have the power to and may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter and once again directly administer the Plan.

3.2           Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a)          to determine when, to whom and in what types and amounts Awards should be granted, and the terms and conditions applicable to each Award, including the exercise price and term of Options;

(b)          to construe and interpret the Plan and to make all determinations (including determining Fair Market Value) necessary or advisable for the administration of the Plan;

(c)          to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability of Awards upon the termination of Services of a Participant;

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(d)         to determine the terms and conditions of any and all Award Agreements (which need not be identical with respect to any Option Agreement against another), approve forms of Award Agreements for use under the Plan, and, with the consent of the Participant, to amend any such Award Agreement at any time; provided that the consent of the Participant shall not be required for any amendment which (i) does not materially adversely affect the rights of the Participant, or (ii) is necessary or advisable (as determined by the Board) to carry out the purpose of the Award as a result of any new or change in existing applicable law or accounting rules;

(e)         to accelerate the exercisability of any Award or any group of Awards for any reason and at any time, including in connection with a Participant's termination;

(f)          subject to the terms and provisions of the Plan, to extend the time during which any Award or group of Awards may be exercised;

(g)         to make such adjustments or modifications to Awards to Participants who are working outside the United States or to create and administer sub-plans as the Board deems advisable to fulfill the purposes of the Plan or to comply with applicable local law;

(h)         to cancel, with the consent of the Participant, outstanding Awards and grant new Awards in substitution therefor;

(i)          to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan, and which are not specifically required by any provision of this Plan to be performed by the Board;

(j)          to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Board may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Participant;

(k)         to correct any defect, omission or inconsistency in the Plan, grant, or Award Agreement in any manner and to the extent it shall deem necessary or expedient; and

(l)          to take any other action with respect to any matters relating to the Plan for which it is responsible.

All questions of interpretation of the Plan or of any Award shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.3           Committee Action. Upon its appointment, the Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee.

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3.4            Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5           Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in performance of his or her duties; provided, however, that within sixty (60) days after the institution of any such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.6           At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue in the employ of, or as a Director or Consultant for, a Participating Company, or shall interfere with or restrict in any way the rights of a Participating Company, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Participant and a Participating Company.

3.7           Repricing. The Board shall have the authority, without the approval of the shareholders of the Company, to amend any outstanding Option to increase or reduce the price per share or to cancel and replace an Option with the grant of an Option having an exercise price per share that is less than, greater than or equal to the price per share of the original Option.

4.           Shares Subject to Plan.

4.1           Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 2,000,000, and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled, or if shares of Stock are acquired upon the exercise of an Award subject to a Company repurchase option and are repurchased by the Company at the Participant's exercise or purchase price, the shares of Stock allocable to the unexercised portion of such Award or such repurchased shares of Stock shall again be available for issuance under the Plan. However, except as adjusted pursuant to Section 4.2, in no event shall more than 1,000,000 shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options (the "ISO Share Limit").

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4.2           Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the ISO Share Limit set forth in Section 4.1, and in the exercise price per share of any outstanding Options in order to prevent dilution or enlargement of Optionees' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

5.           Eligibility and Option Limitations.

5.1           Persons Eligible for Awards. Awards may be granted only to Employees and Consultants. For purposes of the foregoing sentence, "Employees" and "Consultants" shall include prospective Employees and prospective Consultants to whom Options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.2           Option Grant Restrictions. An Incentive Stock Option may be granted only to a person who is an Employee on the effective date of grant of the Option to such person. Any person who is not an Employee on the effective date of the grant of an Option to such person may only be granted a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

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5.3           Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6.           Terms and Conditions of Options.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall be subject to the following terms and conditions:

6.1           Exercise Price. The exercise price for each Option shall be established in the discretion of the Board, subject to compliance with Section 409A of the Code; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Option granted to a Ten Percent Stockholder shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2           Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that, (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

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6.3           Payment of Exercise Price.

(a)          Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 8, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration. Notwithstanding any other provision of the Plan to the contrary, no Optionee who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Options granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(b)          Limitations on Forms of Consideration.

(i)          Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and were not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii)         Cashless Exercise. The Board reserves, at any and all times, the right, in the Board's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.4           Effect of Termination of Service.

(a)          Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein, and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after a Participant's termination of Service only during the applicable time period determined in accordance with this Section 6.4 and thereafter shall terminate:

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(i)          Disability. If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "Option Expiration Date").

(ii)         Death. If the Participant's Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer period of time as determined by the Board, in its discretion) after the Participant's termination of Service.

(iii)        Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service with the Participating Company Group is terminated for Cause, as defined by the Participant's Option Agreement or contract of employment or service (or, if not defined in any of the foregoing, as defined below), the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

(iv)         Other Termination of Service. If the Participant's Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

(b)          Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 11 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

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(c)          Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing other than termination for Cause, if a sale within the applicable time periods set forth in Section 6.4(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant's termination of Service, or (iii) the Option Expiration Date.

6.5           Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, under Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.           Standard Forms of Agreements.

7.1           Option Agreement. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2           Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of agreement described in this Section 8 either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that any such new, revised or amended standard form or forms of agreement shall be subject to the terms of the Plan as set forth herein.

8.           Change in Control.

8.1           Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

8.2           Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

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(a)          for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the shares of Stock at the time represented by such Assumed or Replaced portion of the Award immediately upon termination of the Participant's Service, if such Service is terminated by the successor company or the Company without Cause or voluntarily by the Participant with Good Reason within twelve (12) months after the Corporate Transaction; and

(b)          for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the shares of Stock at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided however that such accelerated portion of the Award shall terminate under Section 9.1 to the extent not exercised prior to the consummation of such Corporate Transaction.

8.3           Federal Excise Tax Under Section 4999 of the Code.

(a)          Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an "excess parachute payment" under Section 280G of the Code, the Participant may to the extent permitted by applicable law elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)          Determination by Independent Accountants. To aid the Participant in making any election called for under Section 8.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an "excess parachute payment" to the Participant as described in Section 8.3(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the "Accountants"). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits that would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 8.3(b).

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9.           Tax Withholding.

9.1           Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to an Option Agreement or Stock Purchase Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

9.2           Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

10.         Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock upon exercise of Awards shall be subject to compliance with all applicable requirements of federal, state and foreign securities laws. Awards may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise be in effect with respect to the shares of Stock issuable upon such exercise or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to lawfully issue and sell any shares of Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares. As a condition to the exercise of any Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

11.         Termination or Amendment of Plan.

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

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12.         Miscellaneous Provisions.

12.1         Repurchase Rights. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

12.2         Approval of Plan by Shareholders. The Plan may be submitted for the approval of the Company's shareholders within twelve (12) months of the date of the Board's initial adoption of the Plan. Awards requiring shareholder approval may be granted or awarded prior to such shareholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the shareholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards that require shareholder approval and were previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

12.3         No Shareholder Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

12.4         Effect of Plans on Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for any Participating Company. Nothing in the Plan shall be construed to limit the right of any Participating Company: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of any Participating Company, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.5         Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Minnesota without regard to conflicts of laws thereof.

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12.6         Section 409A. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Option shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

12.7         No Rights to Options. No Employee, Consultant or other person shall have any claim to be granted any Option pursuant to the Plan, and neither the Company nor the Board is obligated to treat Employees, Consultants, Participants or any other persons uniformly.

12.8         Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of any Participating Company except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.9         Expenses. The expenses of administering the Plan shall be borne by the Participating Companies.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the IsoRay, Inc. 2014 Employee Stock Option Plan as duly adopted by the Board on January 16, 2014.

/s/ Krista Cline
Krista Cline, Secretary

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